Company Confidential Intersil Stock Option Exchange Program Helene Sanford Exhibit 99. (a)(1)(M)

Company Confidential
Agenda
• Purpose of the Exchange Program
• Key Terms and Definitions
• Key Features of the Exchange Program
• How the Exchange Program Works
• Hypothetical Stock Option Gains
• How to Participate
• Steps to Prepare
• Timeline
• Available Resources

Company Confidential
Purpose of the Stock Option Exchange Program
• Our equity compensation program is intended to attract, retain and motivate key employees.
• Despite our best efforts to manage our costs, our stock price has experienced a significant decline since the third quarter of 2008, which has resulted in our employees holding a substantial number of underwater stock options
• By implementing the Exchange Offer and allowing our employees to exchange certain of their underwater stock options for new stock options having a market value exercise price, we believe that our equity compensation program will again provide the incentive and retention value that it was designed to provide.
• We will be able to cancel surrendered eligible options that are not providing any meaningful retention or incentive value, but that are required to be expensed (to the extent unvested).

Company Confidential
Key Terms and Definitions
• Stock options – the right to buy shares of Intersil common stock at a set price for a set period of time.
• Grant – a group of stock options awarded at the same time.
• Exercise/Strike price – the price at which Intersil stock can be purchased by exercising a stock option. This price is established and fixed when a stock option is granted and is always the closing price of Intersil stock on the grant date.
• Break Even Market Price – for a particular stock option grant that is being exchanged, is the price of Intersil stock at which potential gains from the eligible outstanding grant and the new stock option grant are approximately equal.
• Outstanding - previously granted stock options that have not been fully exercised or cancelled.
• Vested – stock options in a grant that are available for exercising.
• Unvested – stock options in a grant that are not yet available to be exercised.

Company Confidential
ISIL Stock Price History
• Intersil’s stock price has generally traded in a range of $20 to $35 when looking back at the price history since 2001
• At the current price of ~$14.00, over 80% of all outstanding stock options are currently underwater
Intersil Intraday High Stock Price (3/13/00 - 5/21/09)
$0.00
$5.00
$10.00
$15.00
$20.00
$25.00
$30.00
$35.00
$40.00
$45.00
$50.00
Jan-01 Dec-01 Dec-02 Dec-03 Dec-04 Dec-05 Dec-06 Dec-07 Dec-08

Company Confidential
Key Features of Exchange Program
• Type of Program – Options for Options Exchange Program provided on a grant by grant basis
• Participation
– No Board members, no section 16 Officers, no consultants and no former employees.
– Generally, all other employees with eligible grants except employees in France, Belgium, Italy, Sweden, and
Switzerland.
• Threshold Price - $22.00, not less than “52 week high” of our stock price.
• Value Neutral – based on binomial lattice model
• 3 Exchange Tiers
– Options with strike prices between $22.00 and $27.99 – 2.5:1 exchange ratio
– Options with strike prices between $28.00 and $29.99 – 3.5:1 exchange ratio
– Options with strike prices between $30.00 and $35.99 – 6.5:1 exchange ratio
– Options above $35.99 – not eligible
• Vesting Schedule – 2 vesting schedules
– Fully vested or grants having less than 1 year of vesting remaining on the new stock option grant date – 3 year vesting schedule - 1/3 on the first anniversary of the grant date and then in equal quarterly installments over the remaining two year vesting term of the new stock option.
– Grants having greater than 1 year of vesting remaining on the new stock option grant date - 4 year vesting schedule - 1/4 on the first anniversary of the grant date and then in equal quarterly installments over the remaining three year vesting term of the new stock option (Our standard vesting schedule).
• Term – All new stock options have a new 7 year term.

Company Confidential
How the Exchange Program Works - Example
Below are all of the grants for Joe Employee
50% 10/1/2014 32.30 640 10/1/2007
87.5% 4/3/2013 29.30 420 4/3/2006
0% 4/1/2016 12.02 250 4/1/2009
100% 1/3/2012 16.21 250 1/3/2005
100% 4/1/2011 22.77 100 4/1/2004
Current
Vesting Status
Expiration
Date
Exercise Price Eligible Stock
Option Grant
Grant Date
Not eligible due to exercise price being
below the threshold.

Company Confidential
How the Exchange Program Works - Example
98
120
40
New Stock
Option Grant
6.5:1
3.5:1
2.5:1
Exchange
Ratio
50%
87.5%
100%
Current
Vesting
Status
4 Years 10/1/2014 32.30 640 10/1/2007
3 Years 4/3/2013 29.30 420 4/3/2006
3 Years 4/1/2011 22.77 100 4/1/2004
New Vesting
Schedule
Expiration
Date
Exercise
Price
Eligible Stock
Option Grant
Grant Date
Of Joe Employee’s eligible outstanding grants, here is how the exchange ratios would be applied
More than 1 year remains on
the vesting period of the
original grant
number of outstanding shares/exchange ratio =
amount of new shares (rounded down to nearest
whole share)
Total New Options - 258 Total old options – 1,160
6.5:1 $30 - $35.99
3.5:1 $28 - $29.99
2.5:1 $22 - $27.99

Company Confidential
Hypothetical Stock Option Gains
Joe Employee’s approximate Break-Even Market Price
The chart below illustrates approximate Break-Even Market prices for Joe Employee’s three stock option grants that are eligible for exchange, assuming an $16 exercise price for new stock options and applying the exchange ratios under the Exchange Program.
$35.25 32.30 10/1/2007
$34.62 29.30 4/3/2006
$27.28 22.77 4/1/2004
Break Even
Market Price
Original Exercise
Price
Original Grant
Date
Based on these assumptions, Intersil’s stock price would have to reach greater than $27.28 in order for Joe’s original grant with the lowest exercise price to provide higher potential gains than his new stock options received in exchange for that grant.

Company Confidential
Hypothetical Stock Option Gains Example
New Stock Option Grant – assumed exercise/strike price of $16.00
Hypothetical Stock Price on December 1, 2012 = $30.00
120 x ($30 - $16.00) = $1,680 420 x ($30 - $29.30) = $294 Hypothetical Gain
$30.00 $30.00 Assumed Stock Price
(on December 1, 2012)
New Stock Option Grant
November 6, 2009
Original Stock Option Grant
April 3, 2006
In this example, Joe would see $1,386 greater gain by exchanging his April, 2006 grants.
98
120
40
New Stock
Option Grant
6.5:1
3.5:1
2.5:1
Exchange
Ratio
50%
87.5%
100%
Current
Vesting
Status
4 Years 10/1/2014 32.30 640 10/1/2007
3 Years 4/3/2013 29.30 420 4/3/2006
3 Years 4/1/2011 22.77 100 4/1/2004
New Vesting
Schedule
Expiration
Date
Exercise
Price
Eligible Stock
Option Grant
Grant Date
98
120
40
New Stock
Option Grant
6.5:1
3.5:1
2.5:1
Exchange
Ratio
50%
87.5%
100%
Current
Vesting
Status
4 Years 10/1/2014 32.30 640 10/1/2007
3 Years 4/3/2013 29.30 420 4/3/2006
3 Years 4/1/2011 22.77 100 4/1/2004
New Vesting
Schedule
Expiration
Date
Exercise
Price
Eligible Stock
Option Grant
Grant Date

Company Confidential
How to Participate
• Go to the Exchange Program website at
https://www.corp-action.net/intersil.
• Use the PIN sent to you on October 7
th
to login and view your personal stock
grant information.
• For each grant, choose either “Exchange” or “Do Not Exchange” (incomplete entries will not be accepted).
• Make your elections prior to the Exchange Deadline, currently scheduled for
November 5, 2009 at 5:00pm Eastern Standard Time.
• You may also elect to participate by using a paper election form by calling
866-284-5699 (From within the U.S.) or 201-680-6579 (From outside the
U.S.).
Paper election forms must be received by BNY Mellon prior to the Exchange Deadline.
• Do NOT send your elections to Intersil or e*Trade. It will not be considered valid.
The easiest and most reliable way to make an election is through the
Exchange Program website
https://www.corp-action.net/intersil

Company Confidential
Steps to Prepare
• Read the Exchange Program information available to you on the Exchange
Program website.
• Locate your PIN (sent to you via email on October 7
th
).
• Log into the Exchange Program website at
https://www.corp-
action.net/intersil.
• All elections (via paper or website) must be received by BNY Mellon before the Exchange deadline, currently scheduled for 5:00pm Eastern Standard
Time on November 5, 2009.
• If you choose not to participate, you do not need to do anything.

Company Confidential
Timeline
• Exchange Program Offered – October 7
th
through 5pm Eastern
Standard Time, November 5, 2009 (unless extended).
• Exchanged Options Cancelled – following the Exchange
Deadline.
• New Stock Option Grant Date – first business day following the
Exchange Deadline (expected).
• New Stock Option grant viewable online (e*Trade) – Within 5 days after the Exchange Deadline (expected).

Company Confidential
Available Resources
Contact BNY Mellon Shareowner Services Customer Service Center
available 24 hours a day, 5 days a week
(12AM Monday – 11:59PM Friday Eastern)
at the numbers below:
866-284-5699 (from within the U.S.)
201-680-6579 (from outside the U.S.).